Exhibit 99.1

Depomed Reports First Quarter Financial Results

MENLO PARK, Calif., May 8, 2012 Depomed, Inc. (Nasdaq:DEPO) today reported financial results for the quarter ended March 31, 2012.

2012 First Quarter Business Highlights

•                  Financial Highlights:

•                  Revenue of $16.8 million

•                  Net loss of ($8.8) million or ($0.16) per share

•                  Strong balance sheet with $128.6 million of cash and marketable securities and no debt

•                  Gralise® (gabapentin)  Highlights:

•                  Gralise product sales of $1.75 million

•                  Gralise prescription demand now over 2,000 per week

•                  Over 3,500 physicians have prescribed Gralise since launch

•                  Glumetza® (metformin hydrochloride extended-release) Highlights:

•                  Royalty of $9.2 million from Santarus

•                  Settlement with Lupin regarding Glumetza generic entry in February 2016 (or earlier under certain circumstances)

•                  Technology and R&D Highlights:

•                  FDA approved Merck’s Janumet® XR (sitagliptin and metformin hydrochloride extended-release) ; initial royalty to Depomed recognized in first quarter 2012

•                  Acuform® license agreements - $2.5 million milestone earned and received from Boehringer Ingelheim; $1 million earned from Ironwood

•                  Initiation of Phase 2 trial for Parkinson’s Disease with DM-1992

•                  Serada® Update in April — intent to file NDA for Serada for Menopausal Hot Flashes during second half of 2012

“Our first quarter results highlight the advances we have made toward transforming Depomed into a successful specialty pharmaceutical company,” said Jim Schoeneck, president and chief executive officer of Depomed. “Our launch of Gralise is progressing well, with total prescriptions for the most recent week exceeding 2,000 and over 3,500 healthcare providers prescribing Gralise since our market introduction late last year.  We continue to make progress with our payor coverage of Gralise in both commercial and government plans.  Our restructured deal with Santarus for Glumetza continues to benefit both companies and our 29.5% royalty amounted to $9.2 million in the first quarter.  Our technology licensing deals brought value to Depomed with the first royalty revenue following FDA approval of Merck’s Janumet XR. We also recognized $3.5 million in milestone payments in the first quarter from our portfolio of license agreements; $2.5 million from Boehringer Ingelheim and $1 million from Ironwood.”

“In April, we announced that based on our recent interactions with the FDA we believe that the data from our Serada clinical trial program in menopausal hot flashes warrants submission of a new drug application (NDA) for the FDA’s review and consideration.  We intend to file the NDA for Serada in the second half of this year.  We ended the quarter with a strong balance sheet with $128.6 million of cash and marketable securities and no debt.”

Depomed First Quarter Financial Highlights

Total revenue for the first quarter of 2012 was $16.8 million, consisting of $2.1 million of product sales, $9.4 million of royalties and $5.3 million of license and collaborative revenue. Gralise product sales were $1.75 million for the first quarter of 2012.

This compares to revenues of $83.1 million in the first quarter of 2011. First quarter 2011 revenues included recognition of a $48 million milestone payment and recognition of $12.6 million in license revenue from Abbott and $15.3 million of Glumetza sales.

Operating expenses were $25.3 million for the first quarter of 2012 compared with $22.7 million for first quarter 2011. Operating expenses for the first quarter of 2012 include sales and marketing expenses associated with Gralise which was launched in October 2011.  Operating expenses were also affected by the restructuring of the Santarus agreement in August 2011.  Prior to the restructuring of the agreement, Depomed recognized revenues and cost of goods from Glumetza sales and paid Santarus a promotion fee that was included in expenses. Operating expenses for first quarter 2012 did not reflect any promotion fee expense, compared with $10.3 million in promotion fee expense for first quarter 2011.

Net loss for first quarter 2012 was ($8.8) million, or ($0.16) per share, compared to net income of $98.8 million, or $1.77 cents per share, for first quarter 2011. Net income for the first quarter of 2011 included a milestone payment of $48 million and $12.6 in license revenue related to our license agreement with Abbott. Net income for the first quarter of 2011 also included a one-time $40 million gain related to the termination of our agreement with Abbott, which had the effect of reducing costs and expenses.

Cash, cash equivalents and marketable securities were $128.6 million as of March 31, 2012 compared to $139.8 million as of December 31, 2011.

Conference Call

Depomed will host a conference call today, Tuesday May 8, beginning at 5:00 p.m. ET, 2:00 p.m. PT to discuss its results. The conference call will be available via a live webcast on the investor relations section of Depomed’s website at http://www.depomed.com. The dial-in number for the conference call is 877-856-1964 and the passcode is 646617.  Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company’s website for three months.

About Depomed

Depomed, Inc. is a specialty pharmaceutical company with two approved and marketed products. Gralise® (gabapentin) is a once-daily treatment approved for the management of postherpetic neuralgia (PHN).  Glumetza® (metformin hydrochloride extended release tablets) is approved for use in adults with type 2 diabetes and is commercialized by Santarus, Inc. in the United States.  Depomed formulates its products and product candidates with its proven, proprietary Acuform® drug delivery technology, which is designed to improve existing oral medications, allowing for extended release of medications to the upper gastrointestinal tract when dosed with food. Additional information about Depomed may be found on its website, www.depomed.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including, but not limited to, those related to the commercial launch of Gralise, the efforts of our collaboration partners to commercialize products; our research and development efforts; and other risks detailed in the company’s Securities and Exchange Commission filings, including the company’s Annual Report on Form 10-K for the year ended December 31, 2011 and the Quarterly Report on Form 10-Q for the quarter ended March 30, 2012. The inclusion of forward-looking statements should not be regarded as a representation that any of the company’s plans or objectives will be achieved. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT:
August J. Moretti
Depomed, Inc.
650-462-5900
amoretti@depomed.com

DEPOMED, INC.

CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Revenues:
Product sales	$2,109	$15,311
Royalties	9,421	165
License and collaborative revenue	5,305	67,625
Total revenues	16,835	83,101

Costs and expenses:
Cost of sales	518	1,635
Research and development expense	3,482	5,154
Selling, general and administrative expense:
Promotion fee expense	—	10,262
Other selling, general and administrative expense	21,773	7,241
Total selling, general and administrative expense	21,773	17,503
Gain on settlement agreement	—	(40,000)
Total costs and expenses	25,773	(15,708)

Income (loss) from operations	(8,938)	98,809

Total other income (expense)	143	10

Net income (loss) before income taxes	(8,795)	98,819
Provision for income taxes	(9)	(2)
Net income (loss)	$(8,804)	$98,817

Basic net income (loss) per common share	$(0.16)	$1.85
Diluted net income (loss) per common share	$(0.16)	$1.77

Shares used in computing basic net income (loss) per common share	55,554,579	53,353,287
Shares used in computing diluted net income (loss) per common share	55,554,579	55,754,051

DEPOMED, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share amounts)

	March 31,	December 31,
	2012	2011
	(Unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$40,211	$24,043
Marketable securities	52,726	62,106
Accounts receivable	486	4,420
Receivables from collaborative partners	10,136	8,135
Inventories	6,554	5,395
Prepaid and other current assets	5,112	5,390
Total current assets	115,225	109,489
Marketable securities, long-term	35,634	53,644
Property and equipment, net	1,099	1,070
Other assets	1	169
	$151,959	$164,372
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$24,811	$26,784
Deferred product sales	5,047	6,960
Deferred license revenue	5,791	6,032
Other current liabilities	53	64
Total current liabilities	35,702	39,840
Deferred license revenue, non-current portion	16,545	17,932
Other long-term liabilities	677	682
Commitments
Shareholders’ equity:
Preferred stock, no par value, 5,000,000 shares authorized; Series A convertible preferred stock, 25,000 shares designated, 18,158 shares issued and surrendered, and zero shares outstanding at March 31, 2012 and December 31, 2011	—	—
Common stock, no par value, 100,000,000 shares authorized; 55,640,181 and 55,506,120 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	205,339	203,511
Accumulated deficit	(106,384)	(97,580)
Accumulated other comprehensive gain (loss)	80	(13)
Total shareholders’ equity	99,035	105,918
	$151,959	$164,372

(1) Derived from the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.